EXHIBIT 7

                            JOINT FILING AGREEMENT

          AOL Time Warner Inc., a Delaware corporation, and America Online, Inc., a Delaware corporation, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D filed herewith, and any amendments thereto, relating to the common shares, without par value, of InfoInterActive, Inc., an Alberta corporation, is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this Agreement as of the date set forth below.

Dated:  May 29, 2001

                                      AOL TIME WARNER INC.



                                      By: /s/ J. Michael Kelly
                                          --------------------
                                          Name:  J. Michael Kelly
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


                                       AMERICA ONLINE, INC.



                                       By: /s/ Joseph A. Ripp
                                           -------------------
                                           Name:  Joseph A. Ripp
                                           Title: Executive Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer